As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTRESS BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5157386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL	33154
(Address of Principal Executive Offices)	(Zip Code)

Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended

(Full title of the plan)

Lindsay A. Rosenwald, M.D. Executive Chairman,
Chief Executive Officer and President 1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL 33154 (781) 652-4500

(Name, address, and telephone number of agent for service)

Copy to:

Rakesh Gopalan McGuireWoods LLP 201 North Tryon Street, Suite 3000 Charlotte, North Carolina 28202 (704) 373-2275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

INCORPORATION by reference of contents

of registration statement on form s-8

This Registration Statement is being filed by Fortress Biotech, Inc. (the “Registrant”) for the purpose of registering an additional 7,465,250 shares of common stock, $0.001 par value per share (the “Common Stock”) that are issuable pursuant to the Registrant’s 2013 Stock Incentive Plan, as amended (the “Plan”), which amount consists of (i) 7,000,000 shares of Common Stock that have become reserved and available for issuance under the Plan, plus (ii) 465,250 shares of Common Stock that may be issued in accordance with the “recycling” provisions of the Plan. These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective. The Registrant previously registered shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2014 (File No. 333-194588), as amended by a Registration Statement on Form S-8, filed with the Commission on August 28, 2015 (File No. 333-206645), as amended by a Registration Statement on Form S-8, filed with the Commission on November 9, 2020 (File No. 333-249985), and a Registration Statement on Form S-8, filed with the Commission on October 21, 2022 (File No. 333-267977). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Coronado Biosciences, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.49 of the Registrant’s Current Report on Form 8-K (file No. 001-35366) filed with SEC on June 21, 2013).
4.2	Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (incorporated by reference to the Registrant’s 2015 Proxy Statement on Schedule 14A (file No. 001-35366) filed with SEC on June 4, 2015).
4.3	Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-35366) filed with SEC on June 6, 2019).
4.4	Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-35366) filed with SEC on June 27, 2022).
4.5	Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-35366) filed with SEC on June 23, 2023).
5.1*	Opinion of McGuireWoods LLP
23.1*	Consent of McGuireWoods LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bay Harbor Islands, State of Florida, on September 29, 2023.

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald, M.D.
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman, President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lindsay A. Rosenwald, M.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 29, 2023.

Signature	Capacity	Date

/s/ Lindsay A. Rosenwald, M.D.	Chairman of the Board of Directors,	September 29, 2023
Lindsay A. Rosenwald, M.D.	President and Chief Executive Officer (Principal Executive Officer)

/s/ David Jin	Chief Financial Officer	September 29, 2023
David Jin	(Principal Financial Officer)

/s/ Eric K. Rowinsky, M.D.	Co-Vice Chairman of the Board of	September 29, 2023
Eric K. Rowinsky, M.D.	Directors and Director

/s/ Michael S. Weiss	Executive Vice Chairman, Strategic	September 29, 2023
Michael S. Weiss	Development and Director

/s/ Jimmie Harvey, Jr., M.D.	Director	September 29, 2023
Jimmie Harvey, Jr., M.D.

/s/ Malcolm Hoenlein	Director	September 29, 2023
Malcolm Hoenlein

/s/ Dov Klein	Director	September 29, 2023
Dov Klein

/s/ J. Jay Lobell	Director	September 29, 2023
J. Jay Lobell

/s/ Kevin L. Lorenz, J.D.	Director	September 29, 2023
Kevin L. Lorenz, J.D.

/s/ Lucy Lu, M.D.	Director	September 29, 2023
Lucy Lu, M.D.